UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

_________________________________________________________

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC
10.50% Series E Convertible Preferred Stock, $0.001 par value per share	CDMOP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

Indenture and Notes

On March 12, 2021, Avid SPV, LLC (the “Issuer”), a wholly-owned finance subsidiary of Avid Bioservices, Inc. (the “Company”), issued $143.75 million aggregate principal amount of its 1.250% Exchangeable Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to, and are governed by, an Indenture (the “Indenture”), dated as of March 12, 2021, by and among the Issuer, the Company and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the Purchase Agreement, dated as of March 9, 2021, by and among the Issuer, the Company and Morgan Stanley & Co. LLC , as representative of the initial purchasers of the Notes (the “Initial Purchasers”), the Issuer granted the Initial Purchasers an option to purchase up to an additional $18.75 million in principal amount of the Notes (the “Option”). The Initial Purchasers exercised the Option in full on March 10, 2021, and the Notes issued on March 12, 2021 include such additional Notes.

The Notes are fully and unconditionally guaranteed by the Company (the “Guarantee”), are the Issuer’s and the Company’s senior, unsecured obligations and are (i) senior in right of payment to any of the Issuer’s and the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any of the Issuer’s or the Company’s existing and future liabilities that are not so subordinated; (iii) junior in right of payment to any of the Issuer’s or the Company’s respective secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Issuer’s and the Company’s other subsidiaries.

The Notes will accrue interest at a rate of 1.250% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The Notes will mature on March 15, 2026, unless earlier repurchased, redeemed or exchanged. Noteholders will have the right to exchange their Notes prior to the close of business on the business day immediately preceding September 15, 2025 only upon the occurrence of certain events. On or after September 15, 2025, noteholders may exchange their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date of the Notes. The Notes may be settled in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Issuer’s election. The initial exchange rate for the Notes is 47.1403 shares of the Company’s common stock per $1,000 principal amount of Notes (which represents an initial exchange price of approximately $21.21 per share of the Company’s common stock). The exchange rate and exchange price of the Notes are subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, or if the Issuer delivers a notice of redemption, then the exchange rate of the Notes will, in certain circumstances, be increased.

The Notes will be redeemable in whole or in part, for cash at the Issuer’s option at any time, and from time to time, on or after March 20, 2024 if the last reported sale price of the Company’s common stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) of the Company occur, then noteholders may require the Issuer to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes, among other things, certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Indenture includes customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include, among other things, the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Issuer’s failure to comply with its obligation to exchange the Notes in accordance with the Indenture; (iii) the Issuer’s failure to timely send notices under the Indenture with respect to Fundamental Changes, Make-Whole Fundamental Changes and certain other corporate transactions; (iv) the Issuer’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to enter into certain corporate transactions; (v) a default by the Issuer or the Company in their other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Issuer, the Company or any of the Company’s other subsidiaries with respect to other indebtedness for borrowed money of at least $10,000,000 in the aggregate; (vii) the rendering of certain judgments against the Issuer, the Company or any of the Company’s other subsidiaries for the payment of at least $10,000,000 in the aggregate, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; (viii) certain events of bankruptcy, insolvency and reorganization involving the Issuer, the Company or any of the Company’s other significant subsidiaries; and (ix) the Guarantee no longer being in full force and effect, or declared null and void.

2

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Issuer, the Company or a significant subsidiary of the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, if there is an Event of Default relating to a failure by the Company to comply with its obligations in the Indenture with respect to its reporting obligations with the Securities and Exchange Commission, the Issuer can elect for the sole remedy of the noteholders for the first 180 days after such Event of Default to be the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 60 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 61st day to, and including, the 180th day following the occurrence of such Event of Default.

The above description of the Indenture and the Notes is a summary and is not complete. Copies of the Indenture and the form of the certificate representing each the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indentures and the Notes set forth in such exhibits, which are incorporated by reference herein in their entirety.

Capped Call Transactions

On March 9, 2021, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as Agent for Royal Bank of Canada (the “Option Counterparties”). In addition, on March 10, 2021, in connection with the Initial Purchasers’ exercise of the Option, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any exchange of Notes and/or offset any potential cash payments the Issuer is required to make in excess of the principal amount of exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $28.02, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on March 9, 2021. The cost of the Capped Call Transactions was approximately $12.8 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibits 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of the confirmation set forth in such exhibit, which is incorporated by reference herein in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

3

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon the exchange of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, and without giving effect to the Capped Call Transactions, a maximum of approximately 6.8 million shares of the Company’s common stock may be issued upon the exchange of the Notes, based on the initial maximum exchange rate of 47.1403 shares of the Company’s common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.

On March 8, 2021 and March 9, 2021, the Company issued press releases announcing that it had launched and priced, respectively, the previously described notes offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 12, 2021, by and among Avid SPV, LLC, Avid Bioservices, Inc. and U.S. Bank National Association, as trustee relating to the 1.250% Exchangeable Senior Notes due 2026.

4.2	Form of certificate representing the 1.250% Exchangeable Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).

10.1	Form of Capped Call Transactions Confirmation.

99.1	Press Release of Avid Bioservices, Inc., dated March 8, 2021.

99.2	Press Release of Avid Bioservices, Inc., dated March 9, 2021.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: March 12, 2021	By:	/s/ Daniel R. Hart
Daniel R. Hart Chief Financial Officer

5

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of March 12, 2021, by and among Avid SPV, LLC, Avid Bioservices, Inc. and U.S. Bank National Association, as trustee relating to the 1.250% Exchangeable Senior Notes due 2026.

4.2	Form of certificate representing the 1.250% Exchangeable Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).

10.1	Form of Capped Call Transactions Confirmation.

99.1	Press Release of Avid Bioservices, Inc., dated March 8, 2021.

99.2	Press Release of Avid Bioservices, Inc., dated March 9, 2021.

6